Exhibit 10.32

ADDENDUM TO EMPLOYMENT AGREEMENT

EFFECTIVE 08.02.12

David Cuthbert

Effective August 2, 2012 the following changes are enforced:

4.(b) Annual Bonus. Executive shall be eligible to receive the annual bonus as described in Appendix A.

Appendix A

Target Annual Bonus - 60%

WVT Communications Group

By:	/s/ Duane W. Albro	Executive:	/s/ David Cuthbert
	Duane W. Albro, CEO		David Cuthbert, President & COO